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                                                                      EXHIBIT 12

           Earnings to Combined Fixed Charges and Preferred Dividends


                                                                                       Pro-Forma
                                                      6 MOS ENDED     6 MOS ENDED     6 MOS ENDED
RATIO OF EARNINGS TO FIXED CHARGES:                    6/30/2003       6/30/2002       6/30/2003
                                                      -----------     -----------     ------------
Income (loss) from continuing operations               30,005,102    (119,425,596)      39,067,067
Income tax provision (benefit)                         18,388,416     (57,027,411)      24,429,847
Minority Interests                                      3,404,820       2,922,896        3,404,820
Loss from Joint Venture                                        --     184,380,882               --
                                                      -----------     -----------      -----------
    Pre tax income before adjustment from Minority
      Interests and Joint Venture                      51,798,338      10,850,771       66,901,734
Minority Interests                                     (3,404,820)     (2,922,896)      (3,404,820)
Interest expense                                       48,732,374      57,099,207       95,588,624
                                                      -----------     -----------      -----------
    Earnings                                           97,125,892      65,027,082      159,085,538
                                                      ===========     ===========      ===========

Interest expense                                       48,732,374      57,099,207       95,588,624
                                                      -----------     -----------      -----------
    Subtotal-Fixed Charges                             48,732,374      57,099,207       95,588,624
Preferred dividends                                    65,391,729      75,581,248       68,919,955
                                                      -----------     -----------      -----------
    Total fixed charges and preferred dividends       114,124,103     132,680,455      164,508,579
                                                      ===========     ===========      ===========

Ratio of earnings to fixed charges                           1.99            1.14             1.66
Ratio of earnings to fixed charges                            n/a             n/a              n/a
    and preferred dividends


EARNINGS LESS FIXED CHARGES AND
PREFERRED DIVIDENDS:

Earnings                                               97,125,892      65,027,082      159,085,538
Total Fixed Charges                                   (48,732,374)    (57,099,207)     (95,588,624)
Total Fixed Charges and Preferred Dividends          (114,124,103)   (132,680,455)    (164,508,579)
                                                     ------------    ------------      -----------

    Earnings were insufficient to fixed charges by            n/a             n/a              n/a
    Earnings were insufficient to combined fixed
         charges and Preferred Dividends by           (16,998,211)    (67,653,373)      (5,423,041)




                                                      YEAR ENDED      YEAR ENDED      YEAR ENDED       YEAR ENDED      YEAR ENDED
RATIO OF EARNINGS TO FIXED CHARGES:                      2002            2001            2000             1999           1998
                                                     ------------    ------------     -----------     -----------     -----------
Loss from continuing operations                      (104,495,629)   (124,645,736)   (116,453,200)    (54,831,204)    (11,739,224)
Income tax provision (benefit)                        (47,867,733)    (33,733,408)    (40,117,067)    (33,562,992)     (7,195,008)
Minority Interests                                      6,520,636       5,517,148       3,902,684       2,921,454       2,258,454
Loss from Joint Venture                               184,380,882      69,181,120      50,292,827              --              --
                                                     ------------    ------------    ------------     -----------     -----------
    Pre tax income before adjustment from Minority
      Interests and Joint Venture                      38,538,156     (83,680,876)   (102,374,756)    (85,472,742)    (16,675,778)
Minority Interests                                     (6,520,636)     (5,517,148)     (3,902,684)     (2,921,454)     (2,258,454)
Interest expense                                      112,647,600     135,195,767     128,838,704      98,884,612      25,387,177
                                                     ------------    ------------    ------------     -----------     -----------
    Earnings                                          144,665,120      45,997,743      22,561,264      10,490,416       6,452,945
                                                     ============    ============    ============     ===========      ==========

Interest expense                                      112,647,600     135,195,767     128,838,704      98,884,612      25,387,177
                                                     ------------    ------------    ------------     -----------     -----------
    Subtotal-Fixed Charges                            112,647,600     135,195,767     128,838,704      98,884,612      25,387,177
Preferred dividends                                   152,340,411     139,234,821     204,332,737     112,059,677      38,637,097
                                                     ------------    ------------    ------------     -----------     -----------
    Total fixed charges and preferred dividends       264,988,011     274,430,588     333,171,441     210,944,289      64,024,274
                                                     ============    ============    ============     ===========      ==========

Ratio of earnings to fixed charges                           1.28             n/a             n/a             n/a             n/a
Ratio of earnings to fixed charges                            n/a             n/a             n/a             n/a             n/a
    and preferred dividends


EARNINGS LESS FIXED CHARGES AND
PREFERRED DIVIDENDS:

Earnings                                              144,665,120      45,997,743      22,561,264      10,490,416       6,452,945
Total Fixed Charges                                  (112,647,600)   (135,195,767)   (128,838,704)    (98,884,612)    (25,387,177)
Total Fixed Charges and Preferred Dividends          (264,988,011)   (274,430,588)   (333,171,441)   (210,944,289)    (64,024,274)
                                                     ------------    ------------    ------------     -----------     -----------

    Earnings were insufficient to fixed charges by            n/a     (89,198,024)   (106,277,440)    (88,394,196)    (18,934,232)
    Earnings were insufficient to combined fixed
         charges and Preferred Dividends by          (120,322,891)   (228,432,845)   (310,610,177)   (200,453,873)    (57,571,329)


                                                        Pro-Forma
                                                        YEAR ENDED
RATIO OF EARNINGS TO FIXED CHARGES:                       2002
                                                       ------------
Loss from continuing operations                        (774,719,627)
Income tax provision (benefit)                           27,170,236
Minority Interests                                        6,520,636
                                                       ------------
    Pre tax income before adjustments from Minority
      Interests and Joint Venture                      (741,028,755)
Minority Interests                                       (6,520,636)
Interest expense                                        206,260,100
                                                       ------------
    Earnings                                           (541,289,291)
                                                       ============

Interest expense                                        206,260,100
                                                       ------------
    Subtotal-Fixed Charges                              206,260,100
Preferred dividends                                     166,453,315
                                                       ------------
    Total fixed charges and preferred dividends         372,713,415
                                                       ============

Ratio of earnings to fixed charges                              n/a
Ratio of earnings to fixed charges                              n/a
    and preferred dividends


EARNINGS LESS FIXED CHARGES AND
PREFERRED DIVIDENDS:

Earnings                                               (541,289,291)
Total Fixed Charges                                    (206,260,100)
Total Fixed Charges and Preferred Dividends            (372,713,415)
                                                       ------------

    Earnings were insufficient to fixed charges by     (747,549,391)
    Earnings were insufficient to combined fixed
         charges and Preferred Dividends by            (914,002,706)
